Exhibit 10.21

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 8th day of October, 2003, by and among SCANSOURCE, INC., a South Carolina corporation (the “Borrower”), 4100 QUEST, LLC and CHANNELMAX, INC. (collectively referred to herein as the “Guarantors”), BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent and a Bank, and FIFTH THIRD BANK, FIRST TENNESSEE BANK NATIONAL ASSOCIATION and HIBERNIA NATIONAL BANK (collectively referred to herein as the “Banks”).

R E C I T A L S:

The Borrower, the Guarantors, the Agent and the Banks have entered into a certain Credit Agreement dated as of July 26, 2001, as amended by that certain First Amendment to Credit Agreement dated June 15, 2002, that certain Second Amendment to Credit Agreement dated October 31, 2002 and that certain Third Amendment to Credit Agreement dated August 6, 2003 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested the Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions:

“European Investment” means the Investment by Borrower in ScanSource Europe, S.A. and ScanSource Europe, Limited (collectively the “European Subsidiaries”) which Investment (including, without limitation, any and all: (i) equity investments by the Borrower in the European Subsidiaries; (ii) loans and advances made by the Borrower to either or both of the

European Subsidiaries; (iii) indebtedness, liabilities and obligations of the Borrower arising under or in connection with the Permitted European Credit Facility; and (iv) obligations of either or both of the European Subsidiaries under accounts payable owing to inventory suppliers Guaranteed by the Borrower) shall not exceed $30,000,000 in the aggregate.

“Termination Date” means September 30, 2005.

SECTION 2.02. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended to add the following new definition:

“Permitted European Credit Facility” means a credit facility under which one or both of the European Subsidiaries may obtain extensions of credit (in the form of revolving credit advances, term loans or letters of credit) in an aggregate outstanding principal amount not to exceed $15,000,000 the repayment of which is secured by a Letter of Credit (issued pursuant to this Credit Agreement) in an amount no more than $15,000,000.

SECTION 2.03. Amendment to Section 3.03(d). Section 3.03(d) of the Credit Agreement is amended and restated to read, in its entirety, as follows:

(d) the fact that immediately after the issuance of such Letter of Credit the sum of: (i) the aggregate outstanding principal amount of the Letter of Credit Advances, plus (ii) the aggregate Undrawn Amounts, will not exceed $25,000,000; and

SECTION 2.04. Amendment to Section 5.29. Section 5.29 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.29. Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Banks, Swing Line Lender and Issuing Bank; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.29; (c) Debt incurred and owing to Textron Financial Corporation and IBM Credit Corporation for the purpose of financing all or any part of the cost of acquiring inventory from such Person; (d) Guarantees included within the Netpoint Guaranty, subject to compliance with the conditions set forth in the definition of “Netpoint Guaranty”; (e) Guarantees of the European Subsidiaries’ accounts payable owing to inventory suppliers, subject to compliance with the conditions set forth in the definition of “European Investment”; (f) Debt under the IR Agreement; (g) Debt of the European Subsidiaries under the Permitted European Credit Facility; and (h) Debt not otherwise permitted under this Section 5.29, the aggregate outstanding principal amount of which shall not, at any time, exceed $5,000,000.00.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, either European Subsidiary or either Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, either European Subsidiary or Channelmax, Inc., the articles of organization or operating agreement of

4100 Quest, LLC or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, either European Subsidiary or any Guarantor is party or by which the assets or properties of the Borrower, either European Subsidiary and Guarantors are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of South Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of September 30, 2003.

SECTION 9. Amendment Fee. On the date of this Amendment, the Borrower hereby agrees to pay to the Agent for the ratable account of each Bank an Amendment Fee equal to the product of: (i) such Bank’s Commitment, on the date of this Agreement, times (ii) a per annum percentage equal to 0.05%.

SECTION 10. Letter of Credit Commitments. The Borrower, the Guarantors, the Agent and the Banks acknowledge and agree, as of the effective date of this Amendment: (i) the aggregate amount of the Letter of Credit Commitments of all of the Banks is equal to $25,000,000; (ii) the amount of the Letter of Credit Commitment of Branch Banking and Trust Company of South Carolina is $15,625,000; (iii) the amount of the Letter of Credit Commitment of Fifth Third Bank is $3,125,000; (iv) the amount of the Letter of Credit Commitment of First Tennessee Bank National Association is $3,125,000; and (v) the amount of the Letter of Credit Commitment of Hibernia National Bank is $3,125,000.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

SCANSOURCE, INC.

By:			(SEAL)
Title:

4100 QUEST, LLC

	By:	ScanSource, Inc., its sole member

		By:	(SEAL)
Title:

CHANNELMAX, INC.

By:			(SEAL)
Title:

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BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent, Issuing Bank and as a Bank

By:	(SEAL)
Title:

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FIFTH THIRD BANK

By:	(SEAL)
Title:

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	(SEAL)
Title:

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HIBERNIA NATIONAL BANK

By:	(SEAL)
Title:

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